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                              THOMAS & BETTS CORPORATION
                                  Medium-Term Notes
                      Due Nine Months or More from Date of Issue

                                DISTRIBUTION AGREEMENT



                                                                  May 4, 1998



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
World Financial Center
North Tower - 10th Floor
New York, New York  10281

DONALDSON LUFKIN & JENRETTE
  SECURITIES CORPORATION
277 Park Avenue
New York, New York  10172

J.P. MORGAN SECURITIES INC.
60 Wall Street - 3rd Floor
New York, New York  10260

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway - 2nd Floor
New York, New York  10036

Ladies and Gentlemen:

          Thomas & Betts Corporation, a Tennessee corporation (the "Company", which term shall refer to Thomas & Betts Corporation and its subsidiaries considered as one enterprise, except where the context otherwise requires), confirms its agreement with each of you, acting directly or through an affiliate, (each, an "Agent", and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes Due Nine Months or More from Date of Issue (the "Notes"). The Notes will be issued pursuant to the Indenture dated as of January 15, 1992, as amended and supplemented by the First Supplemental Indenture dated as of July 28, 1992, Second Supplemental Indenture dated as of February 10, 1998 and Third Supplemental Indenture dated as of May 7, 1998, as further amended, modified and supplemented from time to time (collectively, the "Indenture"), between the Company and The Chase Manhattan Bank as trustee (successor trustee to Morgan

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Guaranty Trust Company of New York and First Trust of New York, National
Association) (the "Trustee"). As of the date hereof, the Company has authorized the issuance and sale of up to $115,000,000 aggregate principal amount of Notes through or to the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

          This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and one or more Agents) to such Agent(s) as principal for resale to purchasers. Subject to the terms of this Agreement, the Company also reserves the right to sell Notes directly to purchasers on its own behalf rather than through or to the Agents.

          The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 33-44153), as amended by Amendment No. 1 thereto filed by the Company with the SEC on January 7, 1992, for the registration of debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement and the prospectus constituting a part thereof, as supplemented by any prospectus supplement and pricing supplement relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

     If the Company has filed an abbreviated registration statement to register additional Notes pursuant to Rule 462(b) under the 1933 Act, then any reference herein to the term "Registration Statement" shall include such Rule 462(b) registration statement.


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          SECTION 1.  APPOINTMENT AS AGENTS. (a)  APPOINTMENT OF AGENTS.
Subject to the terms and conditions stated herein, the Company hereby appoints the Agents as agents of the Company for the purpose of soliciting purchases of the Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Notes directly to one or more Agents as principal for resale to others, it will enter into a Terms Agreement (as hereinafter defined) relating to such sale in accordance with the provisions of Section 3(b) hereof. The Company from time to time may offer Notes for sale otherwise than through the Agents, solicit offers to purchase Notes through agents other than the Agents or accept offers to purchase Notes through an agent other than the Agents, provided that (i) the Company and such agent shall enter into an agreement with respect to such purchases that is substantially similar to this Agreement, including the Schedules hereto, and
(ii) the Company shall provide the Agents with a copy of such agreement promptly following the execution thereof. Without the Company's prior written consent, the Agents are not authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes, except that the Agents may utilize a selling or dealer group in connection with the resale of any Notes purchased from the Company by them as principal for resale to others.

          (b) REASONABLE EFFORTS SOLICITATIONS; RIGHT TO REJECT OFFERS. Upon receipt of instructions from the Company, each Agent will use its reasonable efforts to solicit purchases of such principal amount of the Notes as the Company and the Agents shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate principal amount of Notes registered pursuant to the Registration Statement.
The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold or for monitoring the availability of Notes for sale under the Registration Statement. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

          (c) SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL. In soliciting purchases of the Notes on behalf of the Company, each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose


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offer to purchase Notes has been solicited by such Agent, as agent, and accepted by the Company. The Agents shall not have any liability to the Company in the event any such purchase is not consummated by a purchaser for any reason. The Agents shall not have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal.

          (d) RELIANCE. The Company and the Agents agree that any Notes the placement of which an Agent arranges shall be placed by such Agent, and any Notes purchased by an Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

          SECTION 2. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through such Agent as agent or to such Agent as principal), as of the date of each delivery of Notes (whether through such Agent as agent or to such Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes or similar changes or that relates exclusively to an offering of debt securities other than the Notes) (each of the times referenced above being referred to herein as a "Representation Date") as follows:

          (i) DUE INCORPORATION AND QUALIFICATION. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the financial condition, the earnings or business affairs of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

          (ii) SUBSIDIARIES. Each subsidiary of the Company which is a significant subsidiary, as defined in Rule 405 of Regulation C of the 1933 Act Regulations (each, a "Significant Subsidiary"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and


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     is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and (except for directors' qualifying shares) is owned by the Company, directly or through one or more subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, charge, claim or equity.

          (iii) REGISTRATION STATEMENT AND PROSPECTUS. At the time the Registration Statement became effective, the Registration Statement complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder (the "1939 Act Regulations"); the Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use in the Registration Statement or the Prospectus or to those parts of the Registration Statement which constitute statements of Eligibility and Qualification of Trustees (Form T-1) under the 1939 Act.

          (iv) DESIGNATED INDENTURE. As of the date hereof, the Designated Indenture (as hereinafter defined) complied or, as of each Representation Date, will comply in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

          (v) INCORPORATED DOCUMENTS. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934


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     Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use in the Registration Statement or the Prospectus.

          (vi) ACCOUNTANTS. Each of the accountants who certified the financial statements included or incorporated by reference in the Prospectus is an independent public accountant within the meaning of the 1933 Act and the 1933 Act Regulations with respect to the entity whose financial statements such accountant has so certified.

          (vii) FINANCIAL STATEMENTS. The consolidated financial statements included or incorporated by reference in the Prospectus present fairly the financial position, results of operations and changes in financial position and shareholders' equity of the Company, as of the dates indicated and for the periods specified, subject, in the case of unaudited financial statements and the notes thereto, to normal year-end adjustments; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as stated in such financial statements) throughout the periods involved; the financial schedules, if any, included or incorporated by reference in the Prospectus present fairly the information required to be stated therein.

          (viii) AUTHORIZATION AND VALIDITY OF THIS AGREEMENT; THE INDENTURE; AND THE NOTES. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Company; the Indenture has been, and each supplement thereto, if any, at such time and the supplement thereto or officers' certificate setting forth the terms of the Notes (the Indenture, as so supplemented by each such supplement or officers' certificate, being herein referred to as the "Designated Indenture") will have been, duly authorized by the Company; the Designated Indenture, when duly executed and delivered by the Company and the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization,


                                       6
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     moratorium or other similar laws now or hereafter in effect relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when executed, authenticated and issued pursuant to the provisions of the Designated Indenture and this Agreement against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting enforcement of creditors' rights generally, except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as enforcement thereof may be limited by (i) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate or exchange prevailing on a date determined pursuant to applicable law or (ii) governmental authority to omit, delay or prohibit the making of payments outside the United States; the Notes and the Designated Indenture will be substantially in the form heretofore delivered to the Agents and conform in all material respects to the descriptions thereof contained in the Prospectus; and the Notes will be entitled to the benefits provided by the relevant Designated Indenture.

          (ix) MATERIAL ADVERSE CHANGES OR MATERIAL TRANSACTIONS. From the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, the Company has not entered into any transactions material to the Company and there has been no material adverse change in the financial condition, the earnings or business affairs of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Change") whether or not arising in the ordinary course of business.

          (x) NO DEFAULTS; REGULATORY APPROVALS. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties


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     may be bound, except for such defaults that would not have a Material
     Adverse Effect; the execution and delivery of this Agreement, the Designated Indenture and the Notes and the consummation of the transactions contemplated herein, therein and pursuant to any applicable Terms Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such Significant Subsidiary is subject, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries or any law or administrative regulation, or any administrative or court order or decree currently in effect with respect to the Company or any Significant Subsidiary.

          (xi) LEGAL PROCEEDINGS. Except as set forth in the Prospectus, there is no pending, or, to the best knowledge of the Company, threatened action, suit or proceeding before any court or governmental agency or body which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations under this Agreement or the Indenture.

          (xii) DESCRIPTION OF SECURITIES. The statements in the Prospectus under the caption "Description of Securities", "Description of Notes" and "United States Taxation", or any similar caption, insofar as they summarize certain contracts, instruments or documents, fairly and accurately present the information disclosed therein in all material respects.

          (xiii) NO AUTHORIZATION, APPROVAL OR CONSENT REQUIRED. No authorization, approval or consent of any court or governmental authority or agency is necessary for the consummation by the Company of the transactions hereunder, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or the 1939 Act Regulations or the securities or "blue sky" laws of the various states and any such authorizations, approvals or consents which the Agents are required to obtain.


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          (xiv) PATENTS AND TRADEMARKS.  The Company and each of its subsidiaries each owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on their business as presently conducted, except where the failure to own or possess the same would not have a Material Adverse Effect; and neither the Company nor any subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the financial condition, the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

          (xv) ENVIRONMENTAL MATTERS. Except as disclosed in the Registration Statement and the Prospectus, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or, to the best knowledge of the Company, is threatened by any governmental or other entity with respect to any alleged violation by the Company or any of its subsidiaries of any domestic law, ordinance, rule, regulation or order of any governmental entity relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous, substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials in connection with the conduct of the business of the Company or any of its subsidiaries, which violation, if determined adversely would, in the opinion of the Company, have a Material Adverse Effect; and to the best knowledge of the Company, the businesses of the Company and each of its subsidiaries are each being operated, and each such business is, in compliance with all applicable environmental laws, rules and regulations, except where the failure to comply therewith would not have a Material Adverse Effect.

          (b) ADDITIONAL CERTIFICATIONS. Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to one or more Agents as principal shall be deemed to be a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such


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certificate and, unless subsequently amended or supplemented, at each
Representation Date subsequent thereto.

          SECTION 3. SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL. (a) SOLICITATIONS AS AGENT. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

          The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company by the Agents, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

          The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto. To the extent permitted by Section l(a) hereof, the Agents may reallow all or any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

          The purchase price, interest rate or formula, maturity date and other terms of the Notes shall be agreed upon by the Company and the applicable Agent and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such pricing supplement to the Prospectus, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

          (b) PURCHASES AS PRINCIPAL. Each sale of Notes to one or more Agents as principal shall be made in accordance with the terms contained herein and (unless the Company and such Agent(s) shall otherwise agree) pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by such Agent(s). Each such separate agreement (which may be an oral agreement, confirmed in writing as promptly as practicable as described below if requested by the Company, between the applicable Agent(s) and the Company) is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms


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Agreement between the Company and the applicable Agent(s).  Each such Terms
Agreement, whether oral (and, if requested by the Company, confirmed in writing as promptly as practicable, which confirmation may be by facsimile transmission or otherwise) or in writing, shall include such information (as applicable) as is specified in Schedule B hereto. An Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by the applicable Agent(s) pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the time and place of delivery of and payment for such Notes, any default provisions with respect to Notes to be purchased by more than one Agent and such other provisions (including further terms of the Notes) as may be mutually agreed upon. An Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased and may offer all or any portion of the discount received from the Company to such selling or dealer group. Such Terms Agreement shall also specify the requirements for any officers' certificate, opinions of counsel and "comfort" letters pursuant to (and consistent with) Sections 7(b), 7(c) and 7(d) hereof.

          (c) ADMINISTRATIVE PROCEDURES. The Agents and the Company agree to perform, and the Company agrees to cause the Trustee to agree to perform, the respective duties and obligations specifically provided to be performed by them in the Medium-Term Note Administrative Procedures (attached hereto as Exhibit A) (the "Procedures"), as may hereafter be amended from time to time. The Procedures may be amended only by written agreement between the Company and the Agents.

          SECTION 4. COVENANTS OF THE COMPANY. The Company covenants with the Agents as follows:

          (a) NOTICE OF CERTAIN EVENTS. The Company will notify the Agents promptly, and confirm the notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the SEC for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus (other than a supplement relating to the offering of debt securities other than the Notes), (iii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) any request by the SEC for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto, (v) the issuance by the SEC of


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     any stop order suspending the effectiveness of the Registration
     Statement, and (vi) any withdrawal or lowering by Standard & Poor's Ratings Group or Moody's Investors Service, Inc. of its rating of any debt securities (including the Notes) of the Company or the public announcement by any such rating agency that it has under surveillance or review, with possible negative implications, its rating of any such debt securities. Except as otherwise provided in subsection (k) of this Section, the Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) NOTICE OF CERTAIN PROPOSED FILINGS. Except as otherwise provided in subsection (k) of this Section, the Company will give the Agents notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates of Notes or an amendment or supplement relating to an offering of debt securities other than the Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable time in advance of such proposed filing or use, as the case may be; PROVIDED that the requirements of this paragraph shall not apply to the Company's proxy statement, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q or its Current Reports on Form 8-K, so long as the Company shall furnish the Agents with copies of such documents, upon request, after the date of filing thereof with the SEC.

          (c) COPIES OF THE REGISTRATION STATEMENT AND THE PROSPECTUS. The Company will deliver to each Agent as many signed and conformed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith or incorporated by reference therein as such Agent may reasonably request; and the Company will furnish to each Agent as many copies of the Prospectus (as amended or supplemented) as such Agent shall reasonably request so long as such Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

          (d) PREPARATION OF PRICING SUPPLEMENTS. The Company will prepare, with respect to any Notes to be sold through or to an Agent pursuant to this Agreement, a pricing supplement to the Prospectus with respect to such Notes in a form previously approved by the Agents and will file such

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     pricing supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the SEC on the fifth business day after the date on which such pricing supplement is first used.

          (e) REVISIONS OF PROSPECTUS -- MATERIAL CHANGES. Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend the Registration Statement or to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents and to cease sales of any Notes an Agent may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file, subject to Section 4(b) hereof, with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

          (f) PROSPECTUS REVISIONS -- PERIODIC FINANCIAL INFORMATION. Except as otherwise provided in subsection (k) of this Section, on the date of, but not prior to, the release to the general public of interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall, subject to
     Section 4(b) hereof and promptly following any such release, cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

          (g) PROSPECTUS REVISIONS -- AUDITED FINANCIAL INFORMATION. Except as otherwise provided in subsection (k) of this Section, on the date of, but not prior to, the release to the general public of financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall, subject to Section 4(b) hereof and promptly following any such release, cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

          (h) EARNINGS STATEMENTS. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering each twelve-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

          (i) 1934 ACT FILINGS. During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes, the Company will, subject to Section 4(b) hereof, file promptly all documents required to be filed with the SEC pursuant to Section 13, 14 or 15(d) of the 1934 Act.

          (j) STAND-OFF AGREEMENT. Except as may otherwise be provided in a Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior written consent of the applicable Agent(s), offer or sell, or enter into any agreement to sell, any debt securities issued or guaranteed by the Company with comparable terms in any public offering (other than the Notes that are to be sold pursuant to such Terms Agreement, commercial paper in the ordinary course of business and tax-exempt securities).

          (k) SUSPENSION OF CERTAIN OBLIGATIONS. The Company shall not be required to comply with the provisions of the last sentence of subsection
     (a) of this Section or with the
     provisions of subsection (b), (e), (f) or (g) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) none of the Agents shall then hold any Notes as principal purchased pursuant to a Terms Agreement (or, if an Agent holds Notes as principal pursuant to a Terms Agreement, such Agent has held such Notes for more than 180 days), to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with such Agent.

          SECTION 5. CONDITIONS OF OBLIGATIONS. The obligations of the Agents to solicit offers to purchase the Notes as agents of the Company, the obligations of any purchasers of the Notes sold through an Agent as agent, and any obligation of an Agent to purchase Notes pursuant to a Terms Agreement or otherwise will be subject to the accuracy of the representations and warranties of the Company contained herein and to the accuracy of the statements of the officers of the Company made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all of its covenants and agreements herein contained and to the following further conditions precedent.

          (a) LEGAL OPINIONS. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof, in form and substance reasonably satisfactory to the Agents:

          (1) OPINION OF THE GENERAL COUNSEL OF THE COMPANY. The opinion of the General Counsel of the Company, or other counsel reasonably satisfactory to the Agents, substantially in the form attached hereto as Exhibit B.

          (2) OPINION OF SPECIAL COUNSEL TO THE COMPANY. The opinion of Andrews & Kurth L.L.P., special counsel for the Company, as to matters of New York law and the federal laws of the United States, to the effect that:

               (i) Assuming the due authorization, execution and delivery of the Designated Indenture by the Company and the Trustee, the Designated Indenture constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting enforcement of creditors' rights generally, except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and to governmental authority that limits, delays or prohibits the making of payments in foreign currency or currency units or payments outside the United States, and except that the waiver set forth in Section 515 of the Indenture may be deemed unenforceable.

               (ii) Assuming the due authorization, execution and delivery of the Notes, the Notes, when authenticated and delivered pursuant to the provisions of the Designated Indenture and this Agreement against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Designated Indenture and will be enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and to governmental authority that limits, delays or prohibits the making of payments in foreign currency or currency units or payments outside the United States.

               (iii) The Designated Indenture has been duly qualified under the 1939 Act.

               (iv) The Notes and the Designated Indenture conform in all material respects as to legal matters to the descriptions thereof contained in the Prospectus.

               (v) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the issuance, sale, delivery and performance of the Notes hereunder or for the execution, delivery or performance of the Designated Indenture by the Company, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or the 1939 Act Regulations or the securities or "blue sky" laws of the various states.

               (vi) The statements made in the Prospectus under the caption "Description of Securities", "Description of Notes", and "United States Taxation", to the extent that they constitute matters of law or legal conclusions or summarize certain contracts, instruments or documents, fairly and accurately present the information disclosed therein in all material respects.

               (vii) Based solely on written advice addressed to the Company by the Commission, the Registration Statement has become effective under the 1933 Act. To the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act.

               (viii) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements and related schedules and other financial or statistical data included in the Registration Statement and the Prospectus or omitted therefrom and the Statement of Eligibility of the Trustee on Form T-1, as to which such counsel need express no opinion), as of their respective effective dates (or, in the case of registration statement no. 33-44153, as of the most recent Annual Report on Form 10-K filed by the Company with the SEC) or issue dates, appear on their face to comply as to form in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, and the Designated Indenture filed with the SEC as an exhibit to the Registration Statement appears on its face to comply as to form in all material respects to the requirements of the 1939 Act and the 1939 Act Regulations.

               (ix) Such counsel have reviewed the Registration Statement and have participated in the preparation of the Prospectus and are familiar with the documents incorporated by reference therein and no facts have come to the attention of such counsel to lead them to believe (A) that the Registration Statement (except for the financial statements and related schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Statement of Eligibility and Qualification of the Trustee on Form T-1, as to which such counsel need express no opinion), at the time of the most recent post-effective amendment to the Registration Statement or at the time the most recent Annual Report on Form 10-K has been filed by the Company with the SEC, whichever is later, at the time of effectiveness of any new registration statement registering additional Notes or at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms Agreement or at the Settlement Date with respect thereto, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Prospectus, as amended or supplemented at the issue date thereof or on the date hereof (except for the financial statements and related schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement in the documents incorporated therein by reference is modified or superseded in the Prospectus), or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms Agreement or at the Settlement Date with respect thereto, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          In giving such opinion, such counsel may state in rendering their opinion set forth in paragraphs (i) and (ii) above that, as of the date of such opinion, a judgment for money in an action based on Notes payable in foreign or composite currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars and that the date used to determine the rate of conversion of the foreign or composite currency in which a particular Note is payable into United States dollars will depend on various factors, including which court renders the judgment. In giving such opinion, such counsel may indicate that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Significant Subsidiaries and certificates of public officials. Except as otherwise required in accordance with Section 7(c) hereof, such counsel may also state that the opinions given do not address any application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Notes the payments of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other items.

          (3) OPINION OF COUNSEL TO THE AGENTS. The opinion of Brown & Wood LLP, counsel to the Agents, as to matters of New York law and the federal law of the United States, covering the matters referred to in subparagraphs (a)(2)(i) to (iv) and
     (a)(2)(vi) (except with respect to "United States Taxation") to (vii) of this Section 5.

          (b) OFFICERS' CERTIFICATE. On the date hereof, the Agents shall have received a certificate of the Chief Executive Officer, the President or any Vice President and the Vice President-Finance, the Treasurer or the Vice President-General Counsel of the Company, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, other than as set forth or incorporated by reference therein, there has not been any Material Adverse Change, (ii) the representations and warranties of the Company contained in
Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, except to the extent that such representations and warranties expressly relate to an earlier date or later date (in which case such representations and warranties are true and correct on and as of such earlier date or will be true and correct on and as of such later date, as the case may be), (iii) the Company has complied with all agreements and satisfied all conditions set forth herein and in any applicable Terms Agreement on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) that no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose have been initiated or, to the best of such officers' knowledge, threatened by the SEC.

          (c) COMFORT LETTERS. On the date hereof, the Agents shall have received a "comfort" letter of KPMG Peat Marwick LLP, independent auditors of the Company (as well as a "comfort letter" of each applicable accountant covering financial statements of any entity other than the Company which are included or incorporated by reference in the Registration Statement and the Prospectus), dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

          (i) They are independent public accountants with respect to the Company (or such other entity, as the case may be) and its subsidiaries within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

          (ii) In their opinion, the consolidated financial statements of the Company (or such other entity, as the case may be) and the related financial statement schedules audited by them and included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations thereunder;

          (iii) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, a reading of the minutes of all meetings of the shareholders, board of directors and committees of the board of directors of the Company since the date of the latest audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, inquiries of certain officials of the Company responsible for financial and accounting matters, any limited review in accordance with standards established by the American Institute of Certified Public Accountants with respect to the latest unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus performed at the request of the Company and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) any material modifications should be made to the latest unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;

               (B) the latest unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations thereunder;

               (C) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock or any increase in the long-term debt of the Company and consolidated subsidiaries or any decreases in consolidated net current assets or net assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, except in each case for changes, decreases or increases that the Registration Statement and the Prospectus disclose have occurred or may occur; or

               (D) for the period from the date of the latest unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than five days prior to the date of such letter, there was any decrease in consolidated net sales, earnings from operations or in the total or per-share amounts of net earnings, in each case as compared with the corresponding period in the preceding year, except in each case for any decreases that the Registration Statement and the Prospectus disclose have occurred or may occur.

          (iv) Although they are unable to and do not express any opinion on any Pro Forma Condensed Balance Sheet or the Pro Forma Condensed Statement of Operations (the "Pro Forma Statements") included or incorporated by reference in the Registration Statement and the Prospectus or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statements, for purposes of such letter they have:

               (a)  read the Pro Forma Statements;

               (b) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statements comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

               (c) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statements; and

     on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

          (v) They have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information included or incorporated by reference in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

          (d) RATINGS. The Notes shall have been rated BBB and Baa2 by Standard & Poor's Ratings Services and Moody's Investment Service, Inc. respectively, or such other ratings as the Company shall have notified the Agents of pursuant to Section 4(a) hereof and written confirmation of such ratings, dated each Settlement Date shall have been delivered to the Agents.

          (e) OTHER DOCUMENTS. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Agents and to counsel to the Agents.

          If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the applicable Agent, any applicable Terms Agreement) may be terminated by an Agent by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in
Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof, the governing law provisions set forth in Section 14 hereof and the provisions set forth under "Parties" of Section 15 hereof shall remain in effect.

          SECTION 6. DELIVERY OF AND PAYMENT FOR NOTES SOLD THROUGH THE AGENTS. Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent or its nominee for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the applicable Agent shall promptly notify the Company and deliver such Note to the Company, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

          SECTION 7. ADDITIONAL COVENANTS OF THE COMPANY. The Company covenants and agrees with the Agents that:

          (a) REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each acceptance by it of an offer for the purchase of Notes (whether through an Agent as agent or to an Agent as principal), and each delivery of Notes by the Company (whether through an Agent as agent or to an Agent as principal), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his or her agent, or to the Agents, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

          (b) SUBSEQUENT DELIVERY OF CERTIFICATES. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes or similar changes, and, unless the Agents shall otherwise reasonably specify, other than by an amendment or supplement that relates exclusively to an offering of debt securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any proxy statement or Current Report on Form 8-K relating exclusively to the issuance of debt securities other than the Notes or, unless the Agents shall otherwise reasonably specify, any other Report on Form 8-K), (iii) (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to one or more Agents pursuant to a Terms Agreement or (iv) the Company shall approve a form of Note for sale whose principal, premium, if any, or interest is determined by reference to any index, formula or other method (collectively, "Indexed Notes"), the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agents, to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time
     (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time and provided that, if such certificate is provided on the date of sale pursuant to a Terms Agreement, such certificate shall, in lieu of the statement required in Section 5(b)(i) hereof, state that since the date of the applicable Terms Agreement there has not been any Material Adverse Change) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; PROVIDED, HOWEVER, that, if the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company, and none of the Agents shall then hold any Notes as principal purchased pursuant to a Terms Agreement (or if any Agent holds Notes as principal pursuant to a Terms Agreement, such Agent has held such Notes for more than 180 days), the Company shall not be obligated so to furnish the Agents with a certificate or certificates until such time that the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with one or more Agents.

          (c) SUBSEQUENT DELIVERY OF LEGAL OPINIONS. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes or similar changes or solely for the inclusion of additional financial information, and, unless the Agents shall otherwise reasonably specify, other than by an amendment or supplement that relates exclusively to an offering of debt securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any proxy statement or Current Report on Form 8-K relating exclusively to the issuance of debt securities other than the Notes or to quarterly or annual financial information that has been announced to the general public or, unless the Agents shall otherwise reasonably request, any other Current Report on Form 8-K or any Quarterly Report on Form 10-Q), (iii) (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to one or more Agents pursuant to a Terms Agreement or (iv) the Company shall approve a form of Indexed Note for sale, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents a written opinion of counsel reasonably satisfactory to the Agents, dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Sections 5(a)(1) and (2) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of any such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); PROVIDED, HOWEVER, that, in the event that an Indexed Note has been approved for sale by the Company, counsel to the Company shall also confirm the exclusion or exemption of such Indexed Note from the Commodity Exchange Act and the rules and regulations promulgated thereunder; and PROVIDED, FURTHER, that, if the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company, and none of the Agents shall then hold any Notes as principal purchased pursuant to a Terms Agreement (or, if any Agent holds Notes as principal pursuant to a Terms Agreement, such Agent has held such Notes for more than 180 days), the Company shall not be obligated so to furnish the Agents with opinions until such time that the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with one or more Agents.

          (d) SUBSEQUENT DELIVERY OF COMFORT LETTERS. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, (ii) there is filed with the SEC any document incorporated by reference into the Prospectus that contains additional financial information (other than any Current Report on Form 8-K relating to quarterly or annual earnings) or (iii) (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to one or more Agents pursuant to a Terms Agreement, the Company shall cause KPMG Peat Marwick LLP (as well as any other accountant referred to in Section 5(c) for so long as their consent to the inclusion of their report on the related financial statements is required) forthwith to furnish the Agents with a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of its letter referred to in Section 5(c)(i) and (ii) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of its letter referred to in Section 5(c)(iii) and (iv) hereof with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; PROVIDED, HOWEVER, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, KPMG Peat Marwick
     LLP (as well as any other accountant referred to in Section 5(c) for so long as their consent to the inclusion of their report on the related financial statements is required) may limit the scope of its letter to the unaudited financial statements included in such amendment or supplement, unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information; and PROVIDED, FURTHER, that, if the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company, and none of the Agents shall then hold any Notes as principal purchased pursuant to a Terms Agreement (or, if any Agent holds Notes as principal pursuant to a Terms Agreement, such Agent has held such Notes for more than 180 days), the Company shall not be obligated so to furnish the Agents with a letter or letters until such time that the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with one or more Agents.

          SECTION 8. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless the Agents and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Agents, subject to subsection (c) of this Section 8), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or in the Form T-1 or any amendment or supplement thereto filed by the Trustee with the Commission; PROVIDED, FURTHER that the foregoing indemnification with respect to any preliminary prospectus or preliminary prospectus supplement shall not apply to any loss, liability, claim, damage or expense asserted against an Agent by a person who purchased the Notes (whether from such Agent as agent or from such Agent as principal) and is asserting such loss, liability, claim, damage or expense, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto to such Agent in a timely manner) was not sent or given by or on behalf of such Agent to such person, if such is required by law, at or prior to the written confirmation of the sale of such Notes to such person and if the Prospectus (as so amended or supplemented) would have cured the untrue statement or omission or alleged untrue statement or omission giving rise to such loss, liability, claim, damage or expense.

          (b) INDEMNIFICATION OF COMPANY. Each Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described, and to the same extent as, in the indemnity contained in Section 8(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto).

          (c) GENERAL. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Upon receipt of notice of such action from the indemnified party, the indemnifying party may assume the defense of any such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all expenses related thereto. In the event that the indemnifying party assumes the defense of such action as provided in the foregoing sentence, each indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party has separately agreed in writing to pay such fees and expenses or (b) the indemnifying party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such person in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by their own counsel that there are potential material conflicts of interest between such indemnified party and the indemnifying party, in which case if such person notifies the indemnifying party in writing that such indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnified party under subsection (a) or (b) above shall not enter into a settlement of any litigation in respect of which a claim is to be made against the indemnifying party under such subsection unless such settlement is effected with the consent of the indemnifying party.

          (d) PAYMENTS. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by subparagraph (a)(ii) of this
Section 8 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 9.  CONTRIBUTION.  If the indemnification provided for in
Section 8 hereof, although applicable in accordance with its terms, is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the applicable Agent(s) on the other hand from the offering of the Notes that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each such Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the applicable Agent(s) on the other hand in connection with the offering of the Notes that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the sale of such Notes (before deducting expenses) received by the Company and the total discount or commission received by each such Agent, as the case may be, bears to the aggregate initial offering price of such Notes.

          The relative fault of the Company on the one hand and the applicable Agent(s) on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agent(s) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the applicable Agent(s) were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 9, (i) no Agent shall be required to contribute any amount in excess of the total discount or commission received by such Agent in connection with the offering of the Notes that were the subject of the claim for indemnification and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, in connection with an offering of Notes purchased by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section 9 are several, and not joint, in proportion to the aggregate initial offering price of Notes that each such Agent has agreed to purchase from the Company.

          For purposes of this Section 9, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

          SECTION 10. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

          (a) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

          (b)  The printing, filing and reproduction of this Agreement;

          (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of global Notes;

          (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any calculation agent or exchange rate agent;

          (e) The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

          (f) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

          (g) The preparation, printing, reproducing and delivery to the Agents of copies of the Designated Indenture and all supplements and amendments thereto;

          (h)  Any fees charged by rating agencies for the rating of the Notes;

          (i) The fees and expenses, if any, incurred in connection with any listing of the Notes on any securities exchange;

          (j) The filing fees, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

          (k) Any advertising and other out-of-pocket expenses of the Agents incurred with the written approval of the Company;

          (l) The cost of preparing, and providing any CUSIP or other identification numbers for, the Notes; and

          (m) The fees and expenses of any Depositary (as defined in the Indenture) and any nominees thereof in connection with the Notes.

          SECTION 11. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The representations, warranties, indemnities, agreements and other statements of the Company and the indemnities, agreements and other statements of an Agent set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or an Agent or controlling person and shall survive each delivery of and payment for the Notes.

          SECTION 12. TERMINATION. (a) TERMINATION OF THIS AGREEMENT. This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time by either the Company or an Agent (as to itself) upon the giving of 21 days' written notice of such termination to the other party hereto.

          (b) TERMINATION OF A TERMS AGREEMENT. The applicable Agent(s) may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement, any Material Adverse Change which, in any such case, in the judgment of such Agent(s), makes it impractical to market the related Notes or (ii) if there has occurred any outbreak of new hostilities or escalation of existing hostilities or other national or international calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of such Agent(s), impracticable to market the related Notes or enforce contracts for the sale of such Notes or (iii) if trading in any securities of the Company has been suspended by the SEC or any exchange on which such securities are listed, or if trading generally on the New York Stock Exchange or in a national over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the SEC, any exchange on which such securities are listed or any other governmental authority or (iv) if a banking moratorium has been declared by either federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the related Notes are denominated or payable or
(v) if the rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group to any debt securities (including the Notes) of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any such debt securities, or (vi) if there shall have come to the attention of such Agent(s) any facts that would cause such Agent(s) to reasonably believe that the Prospectus, at the time it was required to be delivered to a purchaser of the related Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

          (c) GENERAL. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) each Agent shall be entitled to any commission earned prior to such termination in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination (A) an Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

          SECTION 13. NOTICES. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.


          If to the Company:

               Thomas & Betts Corporation
               8155 T&B Boulevard
               Memphis, Tennessee  38125
               Attention:  Vice President-General Counsel

          If to the Agents:

               Merrill Lynch & Co.
               Merrill Lynch, Pierce, Fenner & Smith
                           Incorporated
               North Tower - 10th Floor
               World Financial Center
               New York, New York  10281
               Attention:  MTN Product Management

               Donaldson Lufkin & Jenrette
               Securities Corporation
               277 Park Avenue
               New York, New York  10172
               Attention:  Roger Thomson

               J.P. Morgan Securities Inc.

               60 Wall Street - 3rd Floor
               New York, New York  10005
               Attention:  Medium-Term Note Desk

               Morgan Stanley & Co. Incorporated
               1585 Broadway - 2nd Floor
               New York, New York  10036
               Attention:  Manager-Continuously Offered Products

          with a copy to:

               Morgan Stanley & Co. Incorporated
               1585 Broadway - 34th Floor
               New York, New York  10036
               Attention:  Peter Cooper-Investment Banking
                           Information Center

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

          SECTION 14. GOVERNING LAW. This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 15. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their theirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.
No purchaser of Notes shall be deemed to be successor by reason merely of such purchase.

          SECTION 16. COUNTERPARTS. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

          SECTION 17. HEADINGS. All headings of the sections and subparts thereof of this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement or the applicable Agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us counterparts hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.


                                           Very truly yours,

                                           THOMAS & BETTS CORPORATION


                                           By: /s/ FRED R. JONES
                                              ----------------------------------
                                              Name:  Fred R. Jones
                                              Title: Vice President-Finance
                                                     and Treasurer


Confirmed and accepted as of the
  date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By: /s/ DAVID ROSENBERG
   ------------------------------------
   Name:  David Rosenberg
   Title: Vice President

DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION


By: /s/ ROGER THOMPSON
   ------------------------------------
   Name:  Roger Thompson
   Title:

J.P. MORGAN SECURITIES INC.



By: /s/ R.W. MYLES
   ------------------------------------
   Name:  R.W. Myles
   Title:

MORGAN STANLEY & CO. INCORPORATED


By: /s/ MIKE FUSIO
   ------------------------------------
   Name:  Mike Fusio
   Title: Vice President

                                      EXHIBIT A



                      MEDIUM-TERM NOTE ADMINISTRATIVE PROCEDURES
                           (DATED AS OF FEBRUARY 10, 1998)


          Medium-Term Notes (the "Notes") in the aggregate principal amount of up to U.S. $175,000,000 are to be offered on a continuing basis by Thomas & Betts Corporation (the "Company") through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson Lufkin & Jenrette Securities Corporation, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated who, as agents (the "Agents"), have agreed to use their reasonable best efforts to solicit offers to purchase the Notes from the Company. The Agents may also purchase Notes as principals for resale.

          The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agents, dated February 10, 1998 (the "Distribution Agreement"). The Notes will be issued pursuant to an Indenture dated as of January 15, 1992, as supplemented by a First Supplemental Indenture dated as of July 28, 1992 and a Second Supplemented Indenture dated as of February 10, 1998 (collectively, the "Indenture"), between the Company and The Chase Manhattan Bank as trustee (successor trustee to Morgan Guaranty Trust Company of New York) (the "Trustee"). A Registration Statement (the "Registration Statement", which term shall include any amendments or supplements thereto, and any additional registration statements filed in connection with the Notes as provided in the introductory paragraph of the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The basic Prospectus in the form included in the Registration Statement, as amended, is herein referred to as the "Prospectus". The Prospectus, as supplemented with respect to the Notes, is herein referred to as the "Prospectus Supplement". The most recent supplement to the Prospectus with respect to the specific terms of the Notes is herein referred to as the "Pricing Supplement".

          The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a "Book-Entry Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC") and recorded in the book-entry system maintained by DTC, or (b) in certificated form delivered to the purchaser thereof or a person designated by such purchaser. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus Supplement.

     General procedures relating to the issuance of all Notes are set forth in
Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in certificated form will be issued in accordance with the procedures set forth in
Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.


                     PART I:  PROCEDURES OF GENERAL APPLICABILITY

Date of Issuance/
  Authentication:   Each Note will be dated as of the date of its authentication by the Trustee. Each Note shall also bear an original issue date (the "Original Issue Date"). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturity:           Each Note will mature on a date selected by the Purchaser
                    and agreed to by the Company that is not less than nine months nor more than thirty years from its Original Issue
                    Date.

Registration:       Notes will be issued only in fully registered form.

Currencies:         Each Note shall be denominated in U.S. dollars or such
                    foreign currency or currency unit as determined by the Company and as specified in the applicable Pricing
                    Supplement.

Redemption/
Repayment:          If indicated in the applicable Pricing Supplement, the Notes of a particular tenor will be subject to redemption in whole or in part, at the option of the Company, on and after an initial redemption date as set forth in the applicable
                    Pricing Supplement and in the applicable Note. The redemption price will be set forth in the applicable Pricing
                    Supplement and in the applicable Note.

                    If indicated in the applicable Pricing Supplement, the Notes of a particular tenor will be subject to repayment at the option of the holders thereof in accordance with the terms of the Notes on a repayment date as set forth in the applicable Pricing Supplement and in the applicable Note. The repayment date or dates and the repayment price will be set forth in the applicable Pricing Supplement and in the applicable Note.

Calculation of
  Interest:         Interest (including payments for partial periods) will be
                    calculated and paid on the basis of a 360-day year of twelve
                    30-day months.

Acceptance and
  Rejection of
  Offers: The Company shall have the sole right to accept offers to purchase Notes from the Company and may reject any such offer in whole or in part. The Agents shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by them. The Agents shall have the right, in their discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes through them in whole or in part.

Preparation of
  Pricing
  Supplement:       If any offer to purchase a Note is accepted by the Company, the Company, with the approval of the Agents, will prepare a Pricing Supplement reflecting the terms of such Note and file 10 copies of such Pricing Supplement relating to the Notes with the Commission in accordance with the Rule 424 under the Securities Act of 1933, as amended. The Agents will cause the Pricing Supplement to be affixed to the Prospectus Supplement (together, the "Supplemented
                    Prospectus") and cause a Supplemented Prospectus to be delivered to the purchaser of the Note.

Pricing
  Supplement
  Instructions:     The Company shall deliver a completed Pricing Supplement,
                    via next day mail or telecopy to
                    arrive no later than 11 a.m. on the Business Day following the trade date, to the Agents at the following locations:

                         Merrill Lynch & Co.
                         Merrill Lynch, Pierce, Fenner & Smith
                           Incorporated
                         North Tower, 10th Floor
                         World Financial Center
                         New York, New York  10281
                         Attn:  MTN Product Management
                         Phone: (212) 449-7476
                         Fax:   (212) 449-2234

                         Donaldson Lufkin & Jenrette
                           Securities Corporation
                         277 Park Avenue
                         New York, New York 10172
                         Attn:  Roger Thomson
                         Phone: (212) 892-2677
                         Fax:   (212) 892-2682

                         J.P. Morgan Securities Inc.
                         60 Wall Street, 3rd Floor
                         New York, New York 10005
                         Attn:  Medium-Term Note Desk
                         Phone: (212) 648-0591
                         Fax:   (212) 648-5909

                         Morgan Stanley & Co. Incorporated
                         1585 Broadway, 2nd Floor
                         New York, New York 10036
                         Attn:  Manager, Continuously Offered
                                Products
                         Phone: (212) 761-4000
                         Fax:   (212) 761-0780

                    and, for recordkeeping purposes, the Company shall also send a copy to:

                         Morgan Stanley & Co. Incorporated
                         1585 Broadway, 34th Floor
                         New York, New York, 10036
                         Attn:  Peter Cooper, Investment Banking
                                Information Center
                         Phone: (212) 761-4000
                         Fax:   (212) 761-0260

                    In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to the Prospectus Supplements prior to their use. Outdated Pricing

                    Supplements and the Prospectus Supplements to which they are attached (other than those retained for files) will be destroyed.

Settlement:         The receipt of immediately available funds by the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute
                    "settlement". Offers accepted by the Company will be settled on the third Business Day after the acceptance of such offer, or at a time as the purchaser and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement
                    Procedures" with respect to Book-Entry Notes and Certificated Notes, respectively. If procedures A and B of the applicable "Settlement Procedures" with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement Procedures
                    Timetable", such offer shall not be settled until the Business Day following the completion of Settlement
                    Procedures A and B or such later date as the purchaser and the Company shall agree.

                    In the event of a purchase of Notes by the Agents as principal, appropriate settlement details will be as agreed between the Agents and the Company pursuant to the applicable Terms Agreement.

Procedure for
  Changing Rates
  or Other
  Variable Terms:   When a decision has been reached to change the interest rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company advises the Agents of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time, only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase at a new interest rate or new variable term, the Company, the Agents and the Trustee shall follow the procedures set forth under the applicable Settlement Procedures.

Suspension of
  Solicitation;
  Amendment or
  Supplement:       The Company may instruct the Agents to suspend solicitation of purchases at any time. Upon receipt of such instructions the Agents will forthwith suspend solicitation of offers to purchase from the Company and, if the Agents shall not then hold any Notes as principal purchased pursuant to a Terms
                    Agreement (or, if the Agents hold Notes as principal pursuant to a Terms Agreement, the Agents have held such Notes for more than 180 days), the Company's obligations described in this paragraph shall likewise be suspended until such time as the Company has advised them that solicitation of offers to purchase may be resumed. The
                    Company will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates of the Notes or an amendment or supplement that relates exclusively to an offering of senior debt securities other than the Notes) or any document that would as a result thereof be incorporated by reference in the Prospectus, and will furnish the Agents with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Agents or counsel for the Agents shall reasonably object; PROVIDED, that the requirements of this sentence shall not apply to the Company's proxy statement, its Annual Report on Form 10-K, its Quarterly Reports on
                    Form 10-Q or its Current Reports on Form 8-K, so long as the Company shall furnish the Agents with copies of such documents on or prior to the date of filing thereof with the

                    Commission. The Company will furnish the Agents with copies of any document incorporated by reference into the Prospectus promptly following the filing of such document. One copy of such filed document, along with a copy of the cover letter sent to the Commission, will be delivered or mailed to the Agents at the following addresses:

                    Merrill Lynch & Co.
                    Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
                    North Tower, 10th Floor
                    World Financial Center
                    New York, New York  10281
                    Attn:  MTN Product Management;

                    Donaldson Lufkin & Jenrette Securities
                      Corporation
                    277 Park Avenue
                    New York, New York  10172
                    Attn:  Roger Thomson;

                    J.P. Morgan Securities Inc.
                    60 Wall Street, 3rd Floor
                    New York, New York  10260
                    Attn:  Medium-Term Note Desk;

                    Morgan Stanley & Co. Incorporated
                    1585 Broadway, 2nd Floor
                    New York, New York  10036
                    Attn:  Manager, Continuously Offered
                           Products.

                    In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to change interest rates or other variable terms) there shall be any orders outstanding that have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of
  Prospectus:       A copy of the most recent Prospectus, Prospectus Supplement and Pricing Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to a customer or his agent and (b) the delivery of Notes to a customer or his agent.

Authenticity of
  Signatures:       The Agents will have no obligations or liability to the
                    Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Documents
  Incorporated
  by Reference:     The Company shall supply the Agents with an adequate supply of all documents incorporated by reference in the Registration Statement.

Business Day:       "Business Day" means any day, other than a Saturday or
                    Sunday, that is not a day on which banks in The City of New
                    York are required or authorized by law or regulation to close. The definition of Business Day with respect to Notes issued in a currency other than the U.S. dollar or in a currency unit shall be as set forth in the Prospectus
                    Supplement or applicable Pricing Supplement.


               PART II:  PROCEDURES FOR NOTES ISSUED IN BOOK-ENTRY FORM

                    In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated February 11, 1998, a Medium-Term Note Certificate Agreement, dated December 2, 1988 between the Trustee and DTC (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:           All Notes issued in book-entry form having the same Original
                    Issue Date, interest rate, terms of redemption or repayment, if any, and Stated Maturity (collectively, the "Terms") will be represented initially by a single global security in fully registered form without coupons (each, a "Book-Entry
                    Note").

                    Each Book-Entry Note will be dated and issued as of the date of its authentication by the Trustee. No Book-Entry Note shall represent any Note issued in certificated form.

Identification:     The Company has arranged with the CUSIP Service Bureau (the
                    "CUSIP Service Bureau") of Standard & Poor's Corporation
                    ("Standard & Poor's") for the reservation of approximately
                    900 CUSIP numbers that have been reserved for and relating to Book-Entry Notes, and the Company has delivered to the Trustee and DTC a list of such CUSIP numbers. The Company will assign CUSIP numbers to Book-Entry Notes as described below under the Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Book-Entry
                    Notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Book-Entry Notes.
                    Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC. Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 and otherwise required to be represented by the same Global Certificate will instead be represented by two or more Global
                    Certificates that shall all be assigned the same CUSIP number.

Registration:       Each Book-Entry Note will be registered in the name of Cede
                    & Co., as nominee for DTC, on the register maintained by the Trustee under the Indenture. The beneficial owner of a Note issued in book-entry form (I.E., a owner of beneficial interest in a Book-Entry Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC

                    (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants.

                    The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:          Transfers of a beneficial interest in a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of transferors and transferees of beneficial interests in such Book-Entry Note.

Exchanges:          The Trustee may deliver to DTC and the CUSIP Service
                    Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Book-Entry Notes Outstanding on such date that represent Book-Entry Notes having the same Terms (other than Original Issue Dates) and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next
                    Interest Payment Date for the related Notes issued in book-entry form, on which such Book-Entry Notes shall be exchanged for a single replacement Book-Entry Note; and
                    (c) a new CUSIP number, obtained from the Company to be assigned to such replacement Book-Entry Note. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service
                    Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Book-Entry Notes for a single Book-Entry Note bearing the new CUSIP number and the CUSIP numbers of the exchanged
                    Book-Entry Notes will, in accordance with CUSIP Service
                    Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Book-Entry Notes to be exchanged exceed $200,000,000 in aggregate principal amount, one replacement Book-Entry
                    Note will be authenticated and issued to represent
                    $200,000,000 of principal amount of the exchanged
                    Book-Entry Notes and an additional Book-Entry Note or Notes will be authenticated and issued to represent any remaining principal amount of such Book-Entry Notes (See
                    "Denominations" below).

Denominations:      Unless otherwise specified, all Notes issued in
                    book-entry form will be denominated in U.S. dollars.
                    Notes issued in book-entry form will be issued in denominations of $1,000 and any larger denomination that is an integral multiple of $1,000. Book-Entry Notes will be denominated in principal amounts not in excess of $200,000,000. If one or more Notes issued in book-entry form having an aggregate principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Book-Entry Note, then one
                    Book-Entry Note will be issued to represent $200,000,000 principal amount of such Note or Notes issued in book-entry form and an additional Book-Entry Note or Notes will be issued to represent any remaining principal amount of such Note or Notes issued in book-entry form.
                    In such a case, each of the Book-Entry Notes representing such Note or Notes issued in book-entry form shall be assigned the same CUSIP number.

Interest:           GENERAL.  Interest on each Note issued in book-entry form
                    will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date, of the Book-Entry Note representing such Note. Each payment of interest on a Note issued in book-entry form will include interest accrued through the day preceding, as the case may be, the Interest Payment Date or Stated
                    Maturity date or date of redemption or repayment of a Note, as the case may be (such Stated Maturity date or date of redemption or repayment being referred to herein as a "Maturity" with respect to the principal amount payable on such date). Interest payable at Maturity of a
                    Note issued in book-entry form will be payable to the Person to whom the principal of such Note is payable.
                    DTC will arrange for each pending deposit message described under Settlement Procedure C below to be transmitted to Standard & Poor's, which will use the information in the message to include certain terms of the related Book-Entry Note in the appropriate daily bond report published by Standard & Poor's.

                    REGULAR RECORD DATES. The Regular Record Date with respect to any Interest Payment Date for a Note shall be the July 15 or January 15 preceding such Interest Payment Date.

                    INTEREST PAYMENT DATES. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; PROVIDED, HOWEVER, that the first payment of interest on any Book-Entry Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next Regular Record Date.

                    If an Interest Payment Date with respect to any Note issued in book-entry form falls on a day that is not a Business Day with respect to such Note such Interest Payment Date will be the following day that is a Business Day with respect to such Note.

                    Interest payments on Notes issued in book-entry form will be made semiannually on August 1 and February 1 of each year and at Maturity.

Payments of
  Principal
  and Interest:     PAYMENTS OF INTEREST ONLY.  Promptly after each Regular
                    Record Date, the Trustee will
                    deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following Interest
                    Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts.
                    DTC will confirm the amount payable on each Book-Entry
                    Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than at Maturity) at the times and in the manner set forth below under "Manner of Payment".

                    PAYMENTS AT MATURITY. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, interest and premium, if any, to be paid on each Book-Entry Note at Maturity in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. At such Maturity, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due at such Maturity, at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity of such Book-Entry Note, the Trustee will cancel such Book-Entry Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of Outstanding Book-Entry Notes as of the immediately preceding Business Day.

                    MANNER OF PAYMENT. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 9:30 a.m., New York City time, on such date. The Company will make such payment on such Book-Entry Notes by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee. Prior to 10:00 a.m., New York City time, on such date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or interest on, the Book-Entry Notes to such Participants.

                    WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement
  Procedures:       Settlement Procedures with regard to each Note in book-entry form sold by each Agents, as agent of the Company, will be as follows:

                    A. The Agents will advise the Company by telephone of the following settlement information:

                         1.   Taxpayer identification number of the purchaser.

                         2.   Principal amount of the Note.

                         3.   Interest Rate.

                         4.   Price to public of the Note.

                         5.   Trade date.

                         6.   Settlement date (Original Issue Date).

                         7.   Stated Maturity.

                         8.   Net proceeds to the Company.

                         9.   Agents' commission.

                         10.  Original issue discount, if any.

                         11.  Redemption provisions, if any.

                         12.  Repayment provisions, if any.

                    B. The Company will advise the Trustee of the information set forth in Settlement Procedure A above. All instructions regarding the completion, authentication and delivery of Notes shall be given by an authorized representative of the Company by telephone (confirmed in writing), facsimile transmission, tested telex or by another acceptable written means.

                    C. The Trustee, on behalf of the Company, will assign a CUSIP number to the Book-Entry Note and will notify the Company by telephone of such CUSIP number as soon as practicable. The Trustee will communicate to DTC and the Agents through DTC's Participant Terminal System, a pending deposit message specifying the following settlement information:

                         1.   The information set forth in Settlement Procedure
                              A.

                         2. Identification numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Agents.

                         3.   Identification as a Book-Entry Note.

                         4. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related record date for DTC purposes and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee).

                         5. CUSIP number of the Book-Entry Note representing such Note.

                         6. Whether such Book-Entry Note represents any other Notes issued or to be issued in book-entry form.

                    D. The Company will complete and deliver to the Trustee a Book-Entry Note representing such Note in a form that has been approved by the Company, the Agents and the Trustee.

                    E. The Trustee, pursuant to a Company Order then in effect, will authenticate and register the Book-Entry Note representing such Note.

                    F. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

                    G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC
                         (i) to debit such Note to the Trustee's participant account and credit such Note to the participant account of the Agents maintained by DTC and (ii) to debit the settlement account of the Agents and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Agents' commission. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Book-Entry Note representing such Note has been issued and authenticated and(ii) the Trustee is holding such Book-Entry Note pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

                    H. The Agents will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Agents' participant account and credit such Note to the participant accounts of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agents maintained by DTC, in an amount equal to the initial public offering price of such Note.

                    I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures G and H will be settled in accordance with SDFS operating procedures in effect on the day of settlement (the "Settlement Date").

                    J. The Trustee will credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure G.

                    K. The Trustee will send a copy of the Book-Entry Note by first class mail to the Company together with a statement setting forth the principal amount of Notes Outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised the Trustee but which have not yet been settled.

                    L. The Agents will confirm the purchase of such Note to the Purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser.

Settlement
  Procedures
  Timetable:        For orders of Notes accepted by the Company, Settlement
                    Procedures A through L set forth above shall be completed as soon as possible but not later than the respective times
                    (New York City time) set forth below:

                    Settlement
                    Procedure                Time
                    ---------                ----
                         A         5:00 p.m. on Business Day
                                   following Trade Date or 10:00 a.m. on
                                   Business Day prior to Settlement Date,
                                   whichever is earlier
                         B         12:00 Noon on second Business
                                   Day immediately preceeding Settlement Date
                         C         2:00 p.m. on second Business
                                   Day immediately preceeding Settlement Date
                         D-E       9:00 a.m. on Settlement Date
                         F         10:00 a.m. on Settlement Date
                         G-H       2:00 p.m. on Settlement Date
                         I         4:45 p.m. on Settlement Date
                         J         5:00 p.m. on Settlement Date

                    If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures A, B, and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such sale date. Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                    If settlement of a Note issued in book-entry form is rescheduled or canceled, the Trustee will deliver to DTC through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately Preceding the scheduled Settlement Date.

Failure
   to Settle:       If the Trustee fails to enter an SDFS deliver order with
                    respect to a Book-Entry Note issued in book-entry form pursuant to Settlement Procedure G, the Trustee may deliver to DTC, through DTC's Participant Terminal
                    System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry Note, the Trustee will mark such Book-Entry Note "Cancelled", make appropriate entries in its records and send such cancelled Book-Entry
                    Note to the Company. The CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service
                    Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Book-Entry Note, the Trustee will exchange such Book-Entry Note for two Book-Entry Notes, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be cancelled immediately after issuance, and the other of which shall represent the other Notes previously represented by the surrendered
                    Book-Entry Note and shall bear the CUSIP number of the surrendered Book-Entry Note.

                    If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agents may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agents to perform their obligations hereunder or under the Distribution Agreement, the Company will reimburse the Agents on an equitable basis for their loss of the use of funds during the period when the funds were credited to the account of the Company.

                    Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.

Trustee and Paying
   Agents Not to
   Risk Funds:      Nothing herein will be deemed to require the Trustee or the
                    Paying Agent to risk or expend its own funds in connection with any payment to the Company, the Agents, the Depository or any Participant, it being understood by all parties that payments, made by the Trustee or the Paying Agent to any party will be made only to the extent that funds are provided to the Trustee or the Paying Agent, as the case may be, for such purposes.


            PART III:  PROCEDURES FOR NOTES ISSUED IN CERTIFICATED FORM

Denominations:      Unless otherwise specified, the Notes will be issued in
                    denominations of U.S. $1,000 and integral multiples of U.S.
                    $1,000 in excess thereof or the equivalent in a foreign currency or currency unit as determined by the Company and as specified in the applicable Pricing Supplement.

Interest:           Each Note will bear interest in accordance with its terms.
                    Interest will begin to accrue on the Original Issue Date of a Note for the first interest period and on the most recent
                    Interest Payment Date to which
                    interest has been paid or duly provided for all subsequent interest periods. Each payment of interest shall include interest accrued to, but excluding, the Interest Payment Date or Maturity, as the case may be.
                    Unless otherwise specified in the applicable Pricing
                    Supplement, interest payments in respect of Notes will be made semiannually on August 1 and February 1 of each year and at Maturity. However, the first payment of interest on any Note issued between a Regular Record Date and an Interest Payment Date will be made on the Interest
                    Payment Date following the next succeeding Regular Record
                    Date.  The Regular Record Date with respect to any
                    Interest Payment Date for a Note shall be the July 15 or January 15 preceding such Interest Payment Date.
                    Interest at Maturity will be payable to the person to whom the principle is payable.

Payments of
   Principal and
   Interest:        Upon presentment and delivery of the Note, the Trustee will pay the principal amount of, premium, if any, and the final installment of interest on, each Note at Maturity in immediately available funds. All interest payments on a Note, other than interest due at Maturity, will be made by check drawn on the Trustee and mailed by the Trustee to the person entitled thereto as provided in the Note. However, holders of ten million dollars or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) shall be entitled to receive payments of interest, other than at Maturity, by wire transfer of immediately available funds if a request to such effect, which request indicates appropriate wire transfer instructions, has been received in writing (mailed or hand delivered) or by cable, telex or facsimile transmission by the Trustee on or before the Regular Record Date immediately preceding the applicable Interest Payment Date. Any payment of principal or interest required to be made on an Interest
                    Payment Date or at Maturity of a Note that is not a Business
                    Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the

                    Interest Payment Date or at Maturity, as the case may be, and no interest shall accrue for the period from and after such Interest Payment Date or Maturity.

                    The Trustee will provide monthly to the Company a list of the principal and interest in each currency to be paid on Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

                    Notes presented to the Trustee at Maturity for payment will be cancelled by the Trustee.  All cancelled Notes held by
                    the Trustee shall be destroyed, and the Trustee shall
                    furnish to the Company a certificate with respect to such
                    destruction.
Settlement
  Procedures:       Settlement Procedures with regard to each Note purchased
                    through the Agents, as agents, shall be as follows:

                    A. The Agents will advise the Company by telephone of the following settlement information with regard to each
                         Note:

                         1. Exact name in which the Note is to be registered (the "Registered Owner").

                         2. Exact address or addresses of the Registered Owner for delivery, notices and payments of principal and interest.

                         3. Taxpayer identification number of the Registered Owner.

                         4.   Principal amount of the Note.

                         5.   Denomination of the Note.

                         6.   Interest Rate.

                         7.   Price to public of the Note.

                         8.   Trade Date.

                         9.   Settlement Date (Original Issue Date).

                         10.  Stated Maturity.

                         11.  Net proceeds to the Company.

                         12.  Agents' commission.

                         13.  Original issue discount, if any.

                         14.  Redemption provisions, if any.

                         15.  Repayment provisions, if any.

                    B. The Company will advise the Trustee of the information set forth in Settlement Procedure A above and shall cause the Trustee, pursuant to a Company Order then in effect, to issue, authenticate and deliver Notes. The Company also shall provide to the Trustee and/or Agents a copy of the applicable Pricing Supplement.

                         All instructions regarding the completion, authentication and delivery of Notes shall be given by an authorized representative of the Company by telephone (confirmed in writing), facsimile transmission, tested telex or by other acceptable written means.

                    C. The Trustee will complete the pre-printed 4-ply Note packet containing the following documents in forms approved by the Company, the Agents and the Trustee:

                         1.   Note with Agents' customer confirmation.

                         2.   Stub 1 - for Trustee.

                         3.   Stub 2 - for Agents.

                         4.   Stub 3 - for the Company.

                    D. With respect to each trade, the Trustee will deliver the Notes and Stub 2 thereof to the Agents at the following addresses:

                         Merrill Lynch & Co.
                         Merrill Lynch, Pierce, Fenner & Smith
                           Incorporated
                         North Tower, 10th Floor
                         World Financial Center
                         New York, New York  10281
                         Attn:  MTN Product Management;

                         Donaldson Lufkin & Jenrette Securities
                           Corporation
                         277 Park Avenue
                         New York, New York  10172
                         Attn:  Roger Thomson;

                         J.P. Morgan Securities Inc.
                         60 Wall Street, 3rd Floor
                         New York, New York  10260
                         Attn:  Medium-Term Note Desk;

                         Morgan Stanley & Co. Incorporated
                         1585 Broadway, 2nd Floor
                         New York, New York  10036
                         Attn:  Manager, Continuously Offered
                                Products.

                         The Trustee will keep Stub 1. The Agents will acknowledge receipt of the Note through a broker's receipt and will keep Stub 2. Delivery of the Note will be made only against such acknowledgement of receipt. Upon determination that the Note has been authorized, delivered and completed as aforementioned, the Agents will wire the net proceeds of the Note after deduction of their applicable commission to the Company pursuant to standard wire instructions given by the Company.

                    E. The Agents will deliver the Note (with confirmations), as well as a copy of the Prospectus Supplement and any applicable Pricing Supplement received from the Trustee, to the purchaser against payment in immediately available funds.

                    F.   The Trustee will send Stub 3 to the Company.

Settlement
  Procedures

  Timetable:        For offers accepted by the Company, Settlement Procedures A through F set forth above shall be completed on or before the respective times set forth below:

                    Settlement
                    Procedure                Time
                    ---------                ----
                       A-B         3:00 p.m. on Business Day prior to Settlement
                                   Date
                       C-D         2:15 p.m. on Settlement Date
                       E           3:00 p.m. on Settlement Date
                       F           5:00 p.m. on Settlement Date

Failure to
  Settle: In the event that a purchaser of a Note from the Company shall either fail to accept delivery of or make payment for a Note on the date fixed for settlement, the Agents will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return the Note to the Trustee.

                    The Trustee, upon receipt of the Note from the Agents, will immediately advise the Company and the Company will promptly arrange to credit the account of the Agents in an amount of immediately available funds equal to the amount previously paid by the Agents in settlement for the Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by the Agents to perform their obligations hereunder or under the Distribution Agreement, the Company will reimburse the Agents on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Note in respect of which the failure occurred, the Trustee will cancel and destroy the Note, make appropriate entries in its records to reflect the fact that the Note was never issued, and accordingly notify in writing the Company.

                                      EXHIBIT B

                             [Opinion of General Counsel]

                                      SCHEDULE A


          As compensation for the services of each Agent hereunder, the Company shall pay such Agent, on a discount basis, a commission for the sale of each Note through it as agent equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                                          PERCENT OF
MATURITY RANGES                                                       PRINCIPAL AMOUNT(a)
---------------                                                       -------------------
From 9 months to less than 1 year. . . . . . . . . . . . . . . . . . . . .   .125%

From 1 year to less than 18 months . . . . . . . . . . . . . . . . . . . .   .150

From 18 months to less than 2 years. . . . . . . . . . . . . . . . . . . .   .200

From 2 years to less than 3 years. . . . . . . . . . . . . . . . . . . . .   .250

From 3 years to less than 4 years. . . . . . . . . . . . . . . . . . . . .   .350

From 4 years to less than 5 years. . . . . . . . . . . . . . . . . . . . .   .450

From 5 years to less than 6 years. . . . . . . . . . . . . . . . . . . . .   .500

From 6 years to less than 7 years. . . . . . . . . . . . . . . . . . . . .   .550

From 7 years to less than 10 years . . . . . . . . . . . . . . . . . . . .   .600

From 10 years to less than 15 years. . . . . . . . . . . . . . . . . . . .   .625

From 15 years to less than 20 years. . . . . . . . . . . . . . . . . . . .   .700

From 20 years to 30 years. . . . . . . . . . . . . . . . . . . . . . . . .   .750

With respect to each Note with a term in excess of 30 years from the date of issue, the commission payable as a result of a solicitation made by an Agent will agreed to by the Company and such Agent at the time of such sale.


------------------------
(a) With respect to each Note that is a Discount Security (as defined in the Indenture), the commission payable as a result of a solicitation made by an Agent shall be based on the initial offering price of such Note.

                                      SCHEDULE B

          The following terms, if applicable, shall be agreed to by one or more Agents and the Company pursuant to each Terms Agreement:

          Principal Amount: $
            (or principal amount of foreign or composite currency)
          Interest Rate:


          If Redeemable:

               Initial Redemption Date:
               Initial Redemption Percentage:
               Annual Redemption Percentage Reduction, if any:

          If Repayable:

               Optional Repayment Date(s):

          Stated Maturity Date:
          Purchase Price:  _______%
          Settlement Date and Time:
          Currency of Denomination and Payment:
          Denominations (if other than U.S. dollars):
          Additional Terms:

Also, agreement as to whether the following will be required:

          Officers' Certificate pursuant to Section 7(b)
            of the Distribution Agreement.
          Legal Opinions pursuant to Section 7(c) of the
            Distribution Agreement.
          Comfort Letter pursuant to Section 7(d) of the
            Distribution Agreement.
          Stand-off Agreement pursuant to Section 4(j) of the Distribution Agreement.